UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 5, 2021

NDIVISION INC.
(Exact name of registrant as specified in its charter)

Nevada	47-5133966
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7301 N. State Highway 161, Dallas, TX	75206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area 214-785-6355

Copies to:

Attn: Ken Bart.

Ward and Smith, P.A.

127 Racine Drive

Wilmington, NC 28403

Tel: 910-794-4820

Fax: 910-794-4877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amended and Restated 2018 Equity Incentive Plan

On May 5, 2021, the Company amended and restated its 2018 Equity Incentive Plan (the "Plan") in order to increase the amount of shares that may be issued under the Plan.  Pursuant to the Plan, awards may be issued in the form of Incentive Stock Options, Non-Qualified Stock Options, or Restricted Stock Awards.  Under the Plan, a maximum of 18,000,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Plan, or for shares awarded as Restricted Stock Awards. The Company intends to file a Registration Statement on Form S-8 in order to register the shares underlying the Plan.

Appointment of a New Director; Compensation of Director under the Plan

On May 6, 2021, the Nominating Committee of nDivision Inc. (the “Company”) recommended the appointment of John Gould to serve as a member of the Company's Board of Directors (the "Board").  Mr. Gould will be an independent director of the Company.  As part of Mr. Gould's appointment, which the Board accepted, the Company awarded Mr. Gould an option to purchase 300,000 Non-Qualified Stock Options to purchase shares of common stock under the Plan at an exercise price of $0.78 per share.

There are no arrangements or understandings between Mr. Gould and any other person pursuant to which he was appointed as a director of the Company. Mr. Gould has no family relationships with any directors or executive officers of the Company.

Mr. Gould currently serves as Chief Revenue Officer at Enchanted Rock, a position he has held since 2021.  At Enchanted Rock, Mr. Gould is responsible for scaling commercial and industrial operations.  Prior to joining Enchanted Rock, Gould served as EVP, chief commercial officer for CyrusOne, a global leading data center provider to the world’s largest cloud and enterprise customers. In his career, Gould served as President, Americas for Statasys, SVP and chief revenue officer for ReachLocal, and held various senior executive positions at Dell for more than 14 years. Gould has a bachelor’s degree in economics from Connecticut College and an MBA from Vanderbilt University – Owen Graduate School of Management.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NDIVISION INC.

Date: May 10, 2021	By:	/s/ Andrew Norstrud
Andrew Norstrud
Chief Financial Officer

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